Exhibit 99.1

ALLIED NEVADA GOLD CORP. ANNOUNCES

NON-BROKERED PRIVATE PLACEMENT

June 25, 2007: Reno, Nevada - Allied Nevada Gold Corp. (“Allied Nevada” or the “Company”) (TSX & AMEX: ANV) is pleased to announce that it intends to complete a non-brokered private placement to raise gross proceeds of CDN$15,000,000 through the issuance of an aggregate of up to 3,260,870 units (“Units”) at a price of CDN$4.60 per Unit (the “Offering”).  Each Unit will be comprised of one share of common stock (a “Common Share”) and one common share purchase warrant (a “Warrant”).  Each Warrant will entitle the holder thereof to acquire one Common Share of the Company for a period of two years from closing at a price of CDN$5.75 per Common Share. The proceeds from the sale of the Units will be used to explore and develop the Company’s Hycroft Mine in Nevada, working capital and general corporate purposes.

Executive officers and directors of the Company have indicated their intention to subscribe for $4,750,000 of the Offering.  Robert Buchan, the Chairman of the Company, has expressed his intention to subscribe for $4,000,000 of this amount.

The Company has agreed to pay a commission of 5% of the gross proceeds raised to eligible persons that arrange for purchasers (“Finders”).  In addition, Finders will be issued finders warrants exercisable for that number of Units equal to 5% of the Units sold in the Offering, each such warrant to be exercisable for a period of two years from closing at an exercise price of CDN$4.60.  No commission will be paid in respect of sales to insiders of the Company.  Robert Buchan is also the Chairman of Quest Securities Corporation which will receive finder’s fees with respect to Units sold in connection with the Offering.

The securities offered have not been registered under the U.S. Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

About Allied Nevada Gold Corp.

Allied Nevada has a large land position in Nevada, providing a strong platform from which to pursue growth opportunities. Allied Nevada has more than 250 square miles of exploration and development properties, located in some of the most important gold mining trends in the State of Nevada.

Allied Nevada is a newly-formed independent company engaged in the evaluation, acquisition, exploration and advancement of gold exploration and potential development projects in the state of Nevada.  Allied Nevada’s approach to gold projects will be to seek projects which have adequate drilling and geological data to support the completion of a third-party review of the geological data and to complete an estimate of the mineralized material.  In addition, Allied Nevada’s management will look for opportunities to improve the value of gold projects owned or controlled by Allied Nevada through exploration drilling and/or introducing technological innovations.  Management expects that emphasis on gold project acquisition and improvement will continue in the future.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933 and U.S. Securities Exchange Act of 1934.  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Allied Nevada expects or anticipates will or may occur in the future, including such things as future business strategy, competitive strengths, goals, expansion and growth of Allied Nevada’s business, operations, plans and other such matters are forward-looking statements.  When used in this press release, the words “estimate”, “plan”, “anticipate”, “expect”, “intend”, “believe” and similar expressions are intended to identify forward-looking statements.  These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Allied Nevada to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors include, among others, risks relating to Allied Nevada’s status as a newly formed independent company and its lack of operating history; risks that Allied Nevada’s acquisition, exploration and property advancement efforts will not be successful; risks relating to fluctuations in the price of gold; the inherently hazardous nature of mining-related activities; uncertainties concerning reserve and resource estimates; and uncertainty of being able to raise capital on favorable terms or at all; as well as those factors discussed in Allied Nevada’s latest Annual Report on Form 10-K and Quarterly Report on Form 10-Q and other documents filed with the U.S. Securities and Exchange Commission.  Although Allied Nevada has attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended.  There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements.  Allied Nevada assumes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

For further information on Allied Nevada, please contact Scott Caldwell at (775) 358-4455 or Hal Kirby at (775) 240-6561, or visit the Allied Nevada website at www.alliednevada.com.